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                                                                    EXHIBIT 11.1

              BILLING INFORMATION CONCEPTS CORP. AND SUBSIDIARIES

                       COMPUTATION OF EARNINGS PER SHARE

                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
                                  (UNAUDITED)

                                                                               THREE MONTHS ENDED
                                                                               DECEMBER 31, 1996
                                                                               ------------------
PRIMARY EARNINGS PER SHARE CALCULATION:

Net income applicable to common stock.........................................         $ 4,911

Shares:
 Weighted average number of shares of common stock outstanding................          15,101
 Weighted average common stock equivalents applicable to stock options
 and warrants ................................................................           1,094

 Weighted average shares used for computation.................................          16,195
                                                                                       =======

 Net income per common share..................................................         $  0.30

FULLY DILUTED EARNINGS PER SHARE CALCULATION:

Net income applicable to common stock.........................................         $ 4,911

Shares:
 Weighted average number of shares of common stock outstanding................          15,101
 Weighted average common stock equivalents applicable to stock options
 and warrants ................................................................           1,094

 Weighted average shares used for computation.................................          16,195
                                                                                       =======

 Net income per common share (a)..............................................         $  0.30


Note: Earnings per common share is presented above for the three-month period ended December 31, 1996 only as Billing Information Concepts Corp. had no publicly held common shares outstanding prior to August 2, 1996.

(a) This calculation is submitted in accordance with Regulation S-K item 601(b)(11) although not required by footnote 2 to paragraph 14 of APB Opinion No. 15 because it results in dilution of less than 3%.



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